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                         [ERNST & YOUNG LLP LETTERHEAD]

                                                            Exhibit 11

                         Consent of Independent Auditors




The Board of Directors and Shareholders
FBL Series Fund, Inc.


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Independent Auditors" in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference in this Post Effective Amendment to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-38512) and Registration Statement under the Investment Company Act of 1940 (No. 811-2125) of FBL Series Fund, Inc. of our report dated September 1, 1995, included in the July 31, 1995 Annual Report of FBL Series Fund, Inc.


                                             /s/ Ernst & Young LLP




Des Moines, Iowa
November 27, 1995